Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "LEGION WORKS INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 2019, AT 2:54 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7714281 8100
SR# 20198200956

Authentication: 204054158
Date: 11-20-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:54 PM 11/20/2019
FILED 02:54 PM 11/20/2019
SR 20198200956 - File Number 7714281

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is : Legion Works Inc.

2. The Registered Office of the corporation in the State of Delaware is located at 160 Greentree Drive, Suite 101 (street), in the City of Dover, County of Kent Zip Code 19904. The name of the Registered Agent at such address upon whom process against this corporation may be served is National Registered Agents, Inc.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 100,000,000 shares (number of authorized shares) with a par value of $ 0.0001 per share.

5. The name and mailing address of the incorporator are as follows:

Name Clemen Cunningham
Mailing Address 38977 Sky Canyon Drive Suite 101
Murrieta, CA Zip Code 92563

By: [signature]
Incorporator

Name: Clemen Cunningham
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